Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

VENOCO, INC. ANNOUNCES PROPOSED PRIVATE DEBT OFFERING

DENVER, COLORADO, February 7, 2011 /Marketwire/ — Venoco, Inc. (NYSE: VQ) announced today that, subject to market conditions, it is planning a private offering of $500 million in aggregate principal amount of senior unsecured notes due 2019. Venoco intends to use the net proceeds of the offering to repay certain indebtedness and for general corporate purposes.

This press release is neither an offer to sell nor the solicitation of an offer to buy the notes or any other securities. The notes will be offered in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States in reliance on Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

Forward-looking Statements

Statements made in this news other than statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions are subject to a wide range of business risks and uncertainties and there is no assurance that these assumptions and expectations will be realized.  Information regarding risks and uncertainties that may affect the company’s operations and the forward-looking statements made herein is available in the company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

For further information, please contact Mike Edwards, Vice President, (303) 626-8320; http://www.venocoinc.com; E-Mail investor@venocoinc.com.

Source: Venoco, Inc.

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